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                                                                    Exhibit 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement dated September 6, 2001, on Form S-3 of our reports dated March 1, 2001, included in Webb Interactive Services, Inc.'s Form 10-KSB/A for the year ended December 31, 2000 and to all references to our firm included in this registration statement on Form S-3.

/s/  Arthur Andersen LLP

Denver, Colorado
September 6, 2001